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                                                          Exhibit 15
                                                          ----------







                                               November 8, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


            RE:   Unit Corporation

                  Registration on Form S-8 and S-3



We are aware that our report dated October 25, 2000 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2000 and included in the Company's Form
10-Q for the quarter ended September 30, 2000 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-
3 (File No.'s 333-42341 and 333-83551).



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